LEONARD E. NEILSON
                                 ATTORNEY AT LAW
                            8160 South Highland Drive
                                    Suite 209
                                Sandy, Utah 84093
Phone:  (801) 733-0800                                      Fax:  (801) 733-0808

                                  June 11, 2001



Securities and Exchange Commission
Office of Document Control
450 Fifth Street N.W.
Washington, D.C. 20549

VIA:  EDGARLink

         Re:      Medisys Technologies, Inc.
                  Registration No. 333-35998
                  Prospectus Supplement No. 3 - Amended

To Whom It May Concern:

         Please find herewith transmitted by EDGARLink, the amended Prospectus Supplement No. 3 pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, filed on behalf of Medisys Technologies, Inc. This amendment was necessary to present the correct the Supplement number as 3 and the correct S.E.C. file number included in the filing earlier today.

         Please direct all correspondences concerning this filing and Medisys Technologies, Inc. to this office.


                                              Yours truly,


                                              By: /s/ Leonard E. Neilson
                                              --------------------------
                                                      Leonard E. Neilson

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